UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Definitive Information Statement

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MILLENNIUM HEALTHCARE INC.
(Name of Registrant as Specified In Its Charter)

Copies to:
William Haseltine
1629 K Street, NW, Suite 300
Washington, DC 20006

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MILLENNIUM HEALTHCARE INC.
68 South Service Road, Suite 100
Melville, New York 11747

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement has been mailed on or about April 4, 2016 to the shareholders of record on April 1, 2016 (the “Record Date”) of Millennium Healthcare Inc., a Delaware corporation (the “Company”), in connection with certain actions to be taken by the written consent by the holders of a majority of the voting power of the outstanding capital stock of the Company, dated as of March 31, 2016. The actions to be taken pursuant to the written consents may be taken on or about April 24, 2016, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,
/s/ Dominick Sartorio
Executive Chairman of the Board

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS, DATED MARCH 31, 2016.

To the Company’s Shareholders:

NOTICE IS HEREBY GIVEN that the following actions have been approved pursuant to the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company dated March 31, 2016, in lieu of a special meeting of the shareholders.

1.	To authorize the board of directors of the Company to amend its Certificate of Incorporation to effectuate a reverse stock split of 1,500 to 1 of the outstanding common stock of the Company.

2.	To authorize the board of directors of the Company to amend its Certificate of Incorporation to designate the par value of the Company’s common stock at $0.00001 per share.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the record date of April 1, 2016 (the “Record Date”), the Company's authorized capitalization consisted of 10,950,000,000 shares of Common Stock, of which 1,271,629,101 shares were issued and outstanding and 15,000,000 shares of preferred stock, of which 1,000,000 shares of Series A Preferred Stock were issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders. The Series A Preferred Stock entitles its holders collectively, to 51% of the total votes on each matter submitted to the shareholders. However, because shareholders holding a majority of the voting rights of all outstanding shares of common stock as of the Record Date have voted in favor of the foregoing actions by resolution dated as of the Record Date, no other shareholder consents will be solicited in connection with this Information Statement.

Shareholders of record on the Record Date will be entitled to receive this notice and Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the amendments discussed above will be effected on or about the close of business of April 24, 2016.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company's shareholders as of the Record Date of certain corporate actions expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the voting rights of the Company’s outstanding Common Stock.

Shareholders holding a majority of the voting power of the Company's outstanding stock voted in favor of the corporate matters outlined in this Information Statement, consisting of the authorization of the board of directors of the Company to amend its Certificate of Incorporation to effectuate a reverse stock split of 1,500 to 1 of the outstanding common stock of the Company and to authorize the board of directors of the Company to amend its Certificate of Incorporation to designate the par value of the Company’s common stock at $0.00001 per share.

Who is Entitled to Notice?

Each outstanding share of Common Stock, as of the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the voting power of the Company's outstanding shares of stock voted in favor of the Actions.

What Constitutes the Voting Shares of the Company?

The voting power entitled to vote on the Actions consists of the vote of the holders of a majority of the voting power of the outstanding capital stock comprised of the holders of the Company’s outstanding Common Stock, each of whom is entitled to one vote per share, and the holders of the Company’s outstanding Series A Preferred Stock, collectively entitled to 51% of the total votes. As of the Record Date, there were 1,271,629,101 shares of Common Stock issued and outstanding and 1,000,000 shares of Series A Preferred Stock issued and outstanding.

What Corporate Matters Will the Shareholders Vote For, and How Will They Vote?

Shareholders holding a majority of the voting power of the Company’s outstanding stock have voted in favor of the following Action(s):

1.	To authorize the board of directors of the Company to amend its Certificate of Incorporation to effectuate a reverse stock split of 1,500 to 1 of the outstanding common stock of the Company.

2.	To authorize the board of directors of the Company to amend its Certificate of Incorporation to designate the par value of the Company’s common stock at $0.00001 per share.

What Vote is Required to Approve the Actions?

The affirmative vote of a majority of the voting power of the shares of the Company’s Common Stock outstanding on the applicable record date was required for approval of the Action. A majority of the voting power of the outstanding shares of the capital stock have voted in favor of the Action. The holders who have voted in favor of the Action comprise of three persons named in the beneficial ownership table appearing on the following page, consisting of Dominick Sartorio, Christopher Amandola and Anthony Urbano and one other person not included in the beneficial ownership table below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of April 4, 2016 by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 1,271,629,101 shares outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

			Number of
	Number of	Percentage of	Shares of	Percentage of
	Shares of	Outstanding	Series A	Outstanding
	Common Stock	shares of	Preferred Stock	shares of Series
	Beneficially	common Stock	Beneficially	A Preferred
Name and Address	Owned	owned	Owned	Stock owned
Dominick Sartorio	0	0%	675,000	67.5%
Christopher Amandola	0	0%	90,000	9.00%
Lou Resweber	0	0%	0	0.00%
Anthony Urbano	360,000	0.03%	135,000	13.5%
Marc Pergament	2,250,000	0.18%	0	0%
All directors and executive officers as a group (5 persons)	2,610,000	0.21%	900,000	90.0%

(1)	Except as otherwise indicated, the address of each beneficial owner is the Company’s address.

(2)

Applicable percentage ownership is based on 1,271,629,101 shares of common stock outstanding as of April 1, 2016, together with securities exercisable or convertible into shares of common stock within 60 days of April 1, 2016 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 1, 2016 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

ACTION I

TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECTUATE THE
AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO REFLECT A
REVERSE STOCK SPLIT OF 1,500 TO 1 OF THE COMPANY’S OUTSTANDING COMMON STOCK

The Board of Directors and the holders of a majority of the voting power of the Company’s shareholders have adopted resolutions approving an amendment to the Company’s Articles to effectuate a reverse stock split of 1,500 to 1 of the outstanding shares of Common Stock of the Company (the “Reverse Stock Split”), as described below.

The form of the amendment to the Company’s Articles to effectuate a reverse stock split of 1,500 to 1 of the Company’s outstanding shares of common stock will be substantially as set forth on Appendix A (subject to any changes required by applicable law). The Reverse Stock Split would authorize the Company’s Board of Directors to effect a Reverse Stock Split of 1,500 to 1 of the outstanding shares of Common Stock of the Company.

Reasons to Effect a Reverse Stock Split of Outstanding Common Stock

Potential Increased Investor Interest

The Board believes that a higher share price for the common stock may help generate investor interest in the Company. The current low price of the common stock may mean that it does not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Furthermore, various regulations and policies restrict the ability of stockholders to borrow against or “margin” low-priced stock and declines in the stock price below certain levels may trigger unexpected margin calls. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Finally, the Board believes that most investment funds are reluctant to invest in lower priced stocks. It should be noted that the liquidity of the common stock may be adversely affected by the reverse split, since fewer shares will be outstanding after the reverse split. However, the Board is hopeful that the anticipated higher market bid price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above. Such investor interest may enhance the Company’s ability and flexibility to finance the re-launch, development and operation of its business.

Potential for listing on a National Exchange

The Board and the Consenting Shareholders have approved an amendment to the certificate of incorporation to effect a reverse stock split of the Company’s common stock. The new language in the Certificate of Incorporation relative to any split is set forth in Appendix A to this Information Statement. The Board believes that a reverse split may be desirable because it could assist the Company in meeting the requirements for initial listing on certain higher exchanges by helping to raise the bid or closing price for the common stock. Currently, the common stock is quoted on the OTCQB, which is not a national securities exchange. One of the key requirements for initial listing on certain higher exchanges is that the common stock must meet certain minimum bid or closing price requirements, among other certain minimum listing requirements. The common stock currently does not meet these minimum listing requirements.

If the common stock is listed on certain higher exchanges, the liquidity of the common stock and coverage of the Company by security analysts and media could be increased, which could result in higher prices for the common stock than might otherwise prevail, lowered spreads between the bid and asked prices for the common stock and lowered transaction costs inherent in trading such shares. Additionally, certain investors will only purchase securities that are listed on national securities exchanges, and such listing could thus increase the Company’s ability to raise funds through the issuance of common stock or other securities convertible into common stock.

In addition, because the common stock is traded on the OTCQB and has a trading price below $5.00 per share, trading in the common stock is currently subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any equity security that is traded other than on a national securities exchange and has a market bid price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by such requirements can discourage broker-dealers from making a market, seeking or generating interest in the Company’s common stock and otherwise effecting transactions in the common stock, which can limit the market liquidity of the common stock and the ability of investors to trade the Company’s common stock. Such burdens could be removed if the common stock was traded on a national securities exchange and had a market bid price of more than $5.00 per share.

One of the primary purposes of a reverse split would be to increase the market bid and closing price of the Company’s common stock. The Board believes that a reverse split could initially help increase the market bid price of the Company’s common stock as it investigates working towards meeting certain requirements for initial listing on certain national exchanges. However, the effect of a reverse split on the market bid price of the common stock cannot be predicted with any certainty, and the history of similar reverse splits for companies in similar circumstances is varied. There can be no assurance that:

-	the bid or closing price of the common stock would rise in proportion to the reduction in the number of shares of the common stock outstanding following the reverse split;

-

even if the reverse split succeeded in initially raising the bid or closing price of the common stock, it would continue to be successful in maintaining the market bid price of the common stock at or above levels needed for successfully applying for listing on certain national exchanges for any extended period of time;

-

even if the Company satisfied certain national exchange initial minimal bid or closing price standards, the Company would be able to initially meet or continue to meet certain national exchange’s other quantitative continued listing criteria; or

-	the common stock would not be delisted by such national exchanges for other reasons.

Additionally, even though the reverse split, by itself, would not impact the Company’s assets or prospects, the reverse split could be followed by a decrease in the aggregate market value of our common stock. The market bid price of our common stock may be based also on other factors that may be unrelated to the number of shares outstanding, including, but not limited to the Company’s future performance.

Potential Effect of a Reverse Stock Split of Outstanding Common Stock

General

When the Company files a certificate of amendment to its certificate of incorporation effecting the reverse split, each holder of the Company’s common stock will own a reduced number of shares of the Company’s common stock. However, a reverse split will affect all holders of the common stock uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power.

Effect on Authorized and Outstanding Shares

Although the number of authorized shares of common stock will not change as a result of the reverse split, the number of shares of common stock outstanding will be reduced resulting from the split.

The amendment will not change the terms of the common stock. The post-split shares of common stock will have the same voting rights and rights to dividends and distributions, if any, and will be identical in all other respects to the common stock now outstanding. Each stockholder’s percentage ownership of common stock will not be altered. The common stock will remain fully paid and non-assessable. The reverse split is not intended as a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended. We plan to continue to comply with the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Following the filing of the certificate of amendment to its certificate of incorporation effecting the reverse split, it is not anticipated that the Company’s financial condition, the percentage ownership of management or any aspect of the Company’s business would materially change as a result of a reverse split.

Potential Odd Lots

A reverse split could result in some stockholders holding less than 100 shares of common stock and as a consequence may incur greater costs associated with selling such shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis than the cost of transactions in even multiples of 100 shares.

Accounting Matters

A reverse split would not directly affect the par value of the common stock. As a result, on the effective date of the amendment, the stated capital on the balance sheet attributable to the common stock will be reduced in proportion to the fraction by which the number of shares of common stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. However, the designated par value of the Company’s common stock is to be separately amended as described below in Action 2 of this Information Statement.

Potential Anti-Takeover Effect

While the Board believes it advisable to authorize and approve the reverse stock split for the reasons set forth above, the Board is aware that the resulting increase effect in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect. The ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders seeking to control the Company. A reverse stock split is not being recommended by the Board as part of an anti-takeover strategy.

Increase of Shares of Common Stock Available for Future Issuance

Because our authorized common stock will not be reduced, the overall effect will be an increase in our authorized but not outstanding or reserved shares of common stock as a result of the reverse stock split. These shares may be issued by our Board in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE. Beginning on the effective date of the amendment, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares. Shares held by a stockbroker will automatically reflect the new quantity of shares based on the ratio of the reverse split.

Fractional Shares

The Company will not issue fractional certificates for post-reverse split shares in connection with the reverse split.

Federal Income Tax Consequences of the Reverse Split.

The following discussion is a summary of certain federal income tax consequences of the reverse split to the holders of common stock. This discussion is based on the Internal Revenue Code of 1986, as amended, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion is for general information purposes only and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. In addition, this discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment, including without limitation, holders of warrants, holders who are dealers in securities, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired the common stock pursuant to the exercise of compensatory stock options or otherwise as compensation. The following discussion also does not address the tax consequences of the reverse split under foreign, state or local tax laws. Accordingly, each stockholder should consult his or her tax adviser to determine the particular tax consequences to him or her of a reverse split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

Generally, a reverse split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of common stock will be the same as the adjusted basis of the common stock exchanged for such new shares. The holding period of the post-reverse split shares of the common stock resulting from implementation of the reverse split will include the stockholder’s respective holding periods for the pre-reverse split shares.

Effectiveness of Amendment

The Certificate of Amendment of the Certificate of Incorporation effecting a reverse split will be in substantially the form attached to this Information Statement as Appendix A and will become effective upon the acceptance for record of the Certificate of Amendment of our Certificate of Incorporation with the Secretary of State of Delaware, which will occur no earlier than 20 calendar days after this Information Statement has first been sent to the Company’s stockholders.

No Appraisal Rights

Under Delaware law and the Company’s charter documents, holders of the Company’s Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Amended Designated Par Value of Authorized Common Stock.

Interests of Certain Persons in the Action

As set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above, we do not believe that our officers or directors have interests in this Action that are different from or greater than those of any other of our stockholders.

ACTION 2

TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECTUATE THE
AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO AMMEND THE
DESIGNATED PAR VALUE OF THE COMPANY’S COMMON STOCK

The Board of Directors and the holders of a majority of the voting power of the Company’s shareholders have adopted resolutions approving an amendment to the Company’s Articles to amend the designated par value of the Company’s common stock to $0.00001 per share of Common Stock of the Company (the “Amended Designated Par Value”), as described below.

The form of the amendment to the Company’s Articles to amend the Company’s designated par value of the shares of its common stock will be substantially as set forth on Appendix A (subject to any changes required by applicable law). The Amended Designated Par Value would authorize the Company’s Board of Directors to effect an Amended Designated Par Value of Authorized Common Stock of the Company from $0.0001 per share of Common Stock to $0.00001 per share of Common Stock.

Reasons for the Amended Designated Par Value of Authorized Common Stock

Potential Increased Investor Interest

The general purpose of the Amended Designated Par Value of Authorized Common Stock is to enhance the Company’s ability and flexibility to finance the re-launch, development and operations of its business. The Company is at all times investigating additional sources of financing which its board of directors believes will be in the best interests of the Company and in the best interests of its stockholders. The amended designated par value of common stock may give the Company greater flexibility and enhancement as it executes its re-launch.

Potential Increased Settlement Flexibility

The Company is also at all times investigating additional options and structure for certain debt settlements which its board of directors believes will be in the best interests of the Company and in the best interests of its stockholders. The amended designated par value of common stock may give the Company greater flexibility and enhanced options for debt retirement and settlement as it pursues financial recovery and advancements during its re-launch.

Potential Effect of the Amended Designated Par Value of Authorized Common Stock

General

The Amended Designated Par Value will occur concurrently with the Reverse Stock Split. When the Company files the certificate of amendment to its certificate of incorporation effecting the amended designated par value, each then holder of the Company’s common stock will own the same number of shares, as adjusted for the Reverse Stock Split, of the Company’s common stock and will not affect any stockholder’s percentage ownership interests, as adjusted for the Reverse Stock Split, in the Company or proportionate voting power.

Effect on Authorized and Outstanding Shares

The number of authorized shares of common stock and the number of shares of common stock outstanding will not change as a direct result of the amendment of the designated par value of the common stock. The amendment will also not change the terms of the common stock.

Accounting Matters

An amendment to the designated par value of the common stock would not directly affect authorized, issued and outstanding shares of the common stock. As a result, on the effective date of the amendment, the stated capital on the balance sheet attributable to the common stock will be reduced in proportion to the change by which the designated par value was reduced, and the additional paid-in capital account shall reflect the amount by which the stated capital is reduced. However, the issued and outstanding shares of the Company’s common stock is to be separately effected for the Reverse Stock Split as described above in Action 1 of this Information Statement.

Effectiveness of Amendment

The Certificate of Amendment of the Certificate of Incorporation effecting an amendment to the designated par value of common stock will be in substantially the form attached to this Information Statement as Appendix A and will become effective upon the acceptance for record of the Certificate of Amendment of our Certificate of Incorporation with the Secretary of State of Delaware, which will occur no earlier than 20 calendar days after this Information Statement has first been sent to the Company’s stockholders.

No Appraisal Rights

Under Delaware law and the Company’s charter documents, holders of the Company’s Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Amended Designated Par Value of Authorized Common Stock.

Interests of Certain Persons in the Action

As set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above, we do not believe that our officers or directors have interests in this Action that are different from or greater than those of any other of our stockholders.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

HOUSEHOLDING

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. This practice, known as “householding,” is intended to eliminate duplicate mailings, conserve natural resources and help us reduce our printing and mailing costs. We undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered.

If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send your request to: Millennium Healthcare Inc., 68 South Service Road, Suite 100, Melville, New York 11747 or call us at 516-628-5500. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, you may send your request to the above mailing address or call the above phone number.

AVAILABLE INFORMATION

Please read all the sections of this Information Statement carefully. The Company is subject to the reporting and informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC’s EDGAR reporting system can also be accessed directly at www.sec.gov

By order of the Board of Directors
April 4, 2016

/s/ Dominick Sartorio
Dominick Sartorio, Executive Chairman of the Board

Appendix A

Certificate of Amendment

Delaware Division of Corporations
401 Federal Street – Suite 4
Dover, DE 19901
Phone: 302-739-3073
Fax: 302-739-3812

Dear Sir or Madam:

Enclosed please find a copy of the Certificate of Amendment to be filed in accordance with the General Corporation Law of the State of Delaware. The fee to file the Certificate is $194.00. If your document is more than 1 page, you must submit $9.00 for each additional page. You will receive a stamped filed copy of your submitted document. A certified copy may be requested for an additional $50. Should you be increasing the authorized stock, the filing fee could exceed the minimum. Expedited services are available. Please contact our office concerning these fees. Please make your check payable to the “Delaware Secretary of State”.

For the convenience of processing your order in a timely manner, please include a cover letter with your name, address and telephone/fax number to enable us to contact you if necessary. Please make sure you thoroughly complete all information requested on this form. It is important that the execution be legible, we request that you print or type your name under the signature line.

Thank you for choosing Delaware as your corporate home. Should you require further assistance in this or any other matter, please don’t hesitate to call us at (302) 739-3073.

Sincerely,

Department of State Division of Corporations

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Millennium Healthcare, Inc.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “4” so that, as amended, said Article shall be and read as follows:

4. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Ten Billion Nine Hundred Sixty Five Million (10,965,000,000) shares, of which Ten Billion Nine Hundred Fifty Million (10,950,000,000) shall be designated as the common stock, par value $.00001 per share, and Fifteen Million (15,000,000) shares of which shall be designated as the preferred stock, par value $.0001 per share, of the Corporation.

And the following language shall be added:

“Effective as of the close of business, Eastern Time, on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each one-thousand five hundred (1,500) outstanding shares of the Corporation’s Common Stock, par value $0.00001 per share, shall automatically and without any action on the part of the respective holders thereof be exchanged and combined into one (1) share of Common Stock, par value $0.00001 per share. At the Effective Time, there shall be no change in the number of authorized shares that the Corporation shall have the authority to issue. No fractional shares shall be issued in connection with the exchange.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this _ day of April, 2016.

By:        /s/ Dominick Sartorio

Title:     Executive Chairman of the Board

Name:   Dominick Sartorio